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                                                                  EXHIBIT (24)


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Rohm and Haas Company:

    We consent to incorporation by reference in the Prospectuses constituting part of Registration Statements No. 2-53516, No. 2-90736 and No. 33-56842 on Form S-8 and Registration Statements No. 33-33670, No. 33-37757 and No. 33-42590 on Form S-3 of Rohm and Haas Company of our report dated February 20, 1995, except as to Note 22 which is as of March 20, 1995, relating to the consolidated balance sheets of Rohm and Haas Company and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of earnings, stockholders' equity, and cash flows and the related schedule for each of the years in the three-year period ended December 31, 1994, which report appears on page 6 of Form 10-K of Rohm and Haas Company and subsidiaries.

    As discussed in Notes 5 and 8 to the consolidated financial statements, the company adopted the provisions of Financial Accounting Standards Board Statement No. 112, "Accounting for Postemployment Benefits" in 1993, and the provisions of Financial Accounting Standards Board Statement No. 106, "Accounting for Postretirement Benefits Other Than Pensions," and No. 109, "Accounting for Income Taxes" in 1992.



                                                  /s/ KPMG PEAT MARWICK LLP
Philadelphia, Pennsylvania                        ----------------------------
March 27, 1995                                        KPMG PEAT MARWICK LLP


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